Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-75622, 33-78532, 333-83237, 333-108805, 333-135145, and 333-150694) and Forms S-3 (No. 333-119723 and 333-171014) of Albemarle Corporation of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Form 10-K.

/S/ PricewaterhouseCoopers LLP

New Orleans, Louisiana

February 25, 2011